Exhibit 11

                       Computation of Net Income Per Share
               (In thousands, except share and earnings per share)

                                                  For the Quarter Ended
                                         ---------------------------------------
                                         September 30, 1999   September 30, 1998
                                         ------------------   ------------------
Net Income Per Share - Basic

Net income applicable to common stock        $   383,000         $   (91,000)

Weighted average common shares                 1,848,322           1,997,403

Earnings per common share                    $      0.21         $     (0.05)


Net Income Per Share - Diluted

Net income applicable to common stock        $   383,000         $   (91,000)

Weighted average common shares                 1,848,322           1,997,403

Dilutive common stock options                     18,295              22,248
                                             -----------         -----------

Weighted average common shares - diluted       1,866,617           2,019,651

Earnings per common share                    $      0.21         $     (0.04)

                                                For the Nine Months Ended
                                         ---------------------------------------
                                         September 30, 1999   September 30, 1998
                                         ------------------   ------------------
Net Income Per Share - Basic

Net income applicable to common stock        $ 1,019,000         $   306,000

Weighted average common shares                 1,889,848           2,033,542

Earnings per common share                    $      0.54         $      0.15


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


Net Income Per Share - Diluted

Net income applicable to common stock        $ 1,019,000         $   306,000

Weighted average common shares                 1,889,848          2,033,542

Dilutive common stock options                     15,510              20,135
                                             -----------         -----------

Weighted average common shares - diluted       1,905,358           2,053,677

Earnings per common share                    $      0.54         $      0.15

(1) Dilutive common stock options (includes restricted stock under the Company's ISAP plan and options under its stock option plan) are based on the treasury stock method using average market price. The treasury stock method recognizes the use of assumed proceeds upon the exercise of option, and the amount of unearned compensation attributed to future services under the Company's restricted stock plan, including any tax benefits, will be used to purchase the Company's common stock at the average market price during the period.


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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        GSB Financial Corporation

                                        Principal Executive Officers:


Date: November 15, 1999                 /s/  Stephen W. Dederick
                                             ----------------------------------
                                             Stephen W. Dederick
                                             Chief Financial Officer & Treasurer
                                             (Principal Financial and
                                             Accounting Officer)


                                        /s/  Rolland B. Peacock III
                                             ----------------------------------
                                             Rolland B. Peacock III
                                             Vice President

                                        /s/  Barbara A. Carr
                                             ----------------------------------
                                             Barbara A. Carr
                                             Secretary


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